As filed with the Securities and Exchange Commission on January 9, 2009

No. 33- 21360

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38 1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Whirlpool Corporation

2000 North M 63, Benton Harbor, Michigan

49022 2962

(Address of Principal Executive Offices) (Zip Code)

1979 Stock Option Plan and 1987 Stock Option Plan

(Full title of the Plan)

Robert J. LaForest, Esq.

Associate General Counsel and Assistant Secretary

Whirlpool Corporation, Law Department

Mail Drop 2200, 2000 North M 63

Benton Harbor, Michigan 49022 2962

(Name and address of agent for service)

(269) 923 5020

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Termination of Registration

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 33-21360) (the “Registration Statement”) filed by Whirlpool Corporation (“Whirlpool”) with the Securities and Exchange Commission on April 21, 1988, in order to effect the registration of 5,000,000 shares of Whirlpool’s common stock, par value $1.00 per share (the “Common Stock”), which were to be issued under Whirlpool’s 1979 Stock Option Plan and 1987 Stock Option Plan (the “Plans”).

The Plans have been terminated and, therefore, Whirlpool has terminated all offerings of its Common Stock pursuant to the Registration Statement. In accordance with the undertaking made by Whirlpool in the Registration Statement, Whirlpool hereby removes from registration all of its shares of Common Stock registered pursuant to the Registration Statement that remain unsold at the termination of the offering pursuant to the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on January 9, 2009.

Whirlpool Corporation

By:	/s/ DANIEL F. HOPP
Name:	Daniel F. Hopp
Title:	Senior Vice President, Corporate Affairs, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 9, 2009.

Signature	Title

/S/ JEFF M. FETTIG*	Director
Jeff M. Fettig	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL A. TODMAN*	Director and President,
Michael A. Todman	Whirlpool North America

/S/ ROY W. TEMPLIN*	Executive Vice President and
Roy W. Templin	Chief Financial Officer (Principal Financial Officer)

/S/ ANTHONY B. PETITT*	Vice President and Controller
Anthony B. Petitt	(Principal Accounting Officer)

/S/ HERMAN CAIN*	Director
Herman Cain

/S/ GARY T. DICAMILLO*	Director
Gary T. DiCamillo

/S/ KATHLEEN J. HEMPEL*	Director
Kathleen J. Hempel

Signature	Title

/s/ MICHAEL F. JOHNSTON*	Director
Michael F. Johnston

/S/ WILLIAM T. KERR*	Director
William T. Kerr

/S/ ARNOLD G. LANGBO*	Director
Arnold G. Langbo

/S/ MILES L. MARSH*	Director
Miles L. Marsh

/S/ PAUL G. STERN*	Director
Paul G. Stern

/S/ JANICE D. STONEY*	Director
Janice D. Stoney

/S/ MICHAEL D. WHITE*	Director
Michael D. White

* By:	/s/ DANIEL F. HOPP	As Attorney-in-Fact
ATTORNEY-IN-FACT Daniel F. Hopp

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